SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|X|   Definitive Proxy Statement
|_|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           GreenMan Technologies, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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      3.    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which
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|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

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

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                                NOTICE OF ANNUAL
                             MEETING OF STOCKHOLDERS

                          To Be Held February 20, 2002

TO THE STOCKHOLDERS:

      The Annual Meeting of Stockholders (the "Meeting") of GreenMan Technologies, Inc., ("GreenMan" or the "Company") a Delaware corporation, will be held on Wednesday, February 20, 2002, at 10:00 a.m., at the Harvard Club of Boston, 1 Federal Street, 38th Floor, Boston, MA 02210 for the following purposes:

      1.    To elect four members of the Board of Directors.

      2. To consider and act upon a proposal to ratify the selection of the firm of Wolf & Company, P.C. as independent auditors for the fiscal year ending September 30, 2002.

      3. To transact such other business as may properly come before the meeting and any adjournments thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

      Only stockholders of record at the close of business on December 31, 2001 are entitled to notice of and to vote at the Meeting.

      All stockholders are cordially invited to attend the Meeting in person. However, to assure your representation at the Meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the Meeting may vote in person even if he or she has returned a proxy.

                                              By Order of the Board of Directors


                                              ROBERT H. DAVIS
                                              Chief Executive Officer

January 25, 2002

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED STAMPED ENVELOPE.

                           GREENMAN TECHNOLOGIES, INC.
                           7 Kimball Lane, Building A
                         Lynnfield, Massachusetts 01940
                                 (781) 224-2411

                                 PROXY STATEMENT

                                                                January 25, 2002

      Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of GreenMan Technologies, Inc. (the "Board of Directors") at GreenMan's expense for use at the Annual Meeting of Stockholders (the "Meeting") to be held on Wednesday, February 20, 2002 at the Harvard Club of Boston, 1 Federal Street, 38th Floor, Boston, MA 02210.

      Only stockholders of record as of December 31, 2001 will be entitled to vote at the Meeting and any adjournments thereof. As of that date, 13,677,544 shares of common stock, par value $.01 per share, (the "Common Stock") of GreenMan were issued and outstanding. The holders of Common Stock are entitled to one vote per share on any proposal presented at the Meeting. Stockholders may vote in person or by proxy.

      Execution of a proxy will not in any way affect a stockholder's right to attend the Meeting and vote in person. Any stockholder giving a proxy has the right to revoke it at any time before it is exercised by attending the meeting and voting in person or filing with the Secretary of GreenMan either a written instrument revoking the proxy or another executed proxy bearing a later date.

      All properly executed proxies returned in time to be counted at the Meeting will be voted and, with respect to the election of the Board of Directors, will be voted as stated below under "Election of Directors." Any stockholder submitting a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name on the space provided on the proxy. In addition to the election of Directors, the stockholders will consider and vote upon a proposal to ratify the selection of Wolf & Company, P.C. as GreenMan's independent auditors, as further described in this proxy statement. Where a choice has been specified on the proxy with respect to the foregoing matters, the shares represented by the proxy will be voted in accordance with the specification. Where no specification is made, shares represented by the proxy will be voted FOR the foregoing matters.

      The representation in person or by proxy of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Votes withheld from any nominee, abstentions and broker non-votes are counted as present or represented for purposes of determining the presence or absence of a quorum. A "non-vote" occurs when a broker holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner. Directors are elected by a plurality of the votes cast by stockholders entitled to vote at the Meeting. All other matters being submitted to stockholders require the affirmative vote of a majority of shares present in person or represented by proxy at the Meeting. An automated system administered by GreenMan's transfer agent tabulates the votes. The vote on each matter submitted to stockholders is tabulated separately. Neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to the election of directors. For all other matters, the effect of an abstention will be the same as a vote against and a broker non-vote will have no effect.

      The Board of Directors knows of no other matter to be presented at the Meeting. If any other matter should be presented at the meeting upon which a vote properly may be taken, shares represented by all proxies received by GreenMan will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

      GreenMan's Annual Report, containing financial statements for fiscal year ended September 30, 2001, is being mailed contemporaneously with this proxy statement to all stockholders entitled to vote. This proxy statement and the form of proxy were first mailed to stockholders on or about January 25, 2002.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding beneficial ownership of the Common Stock as of December 31, 2001 by;

o each person who is known by GreenMan to own beneficially 5% or more of the outstanding shares of Common Stock;

o each director and executive officer of GreenMan (including any "group" as used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")); and

o     all directors and executive officers of GreenMan as a group.

      Unless otherwise indicated below, to the knowledge of GreenMan, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent authority is shared by spouses under applicable law. As of December 31, 2001, 13,677,544 shares of Common Stock were issued and outstanding.

SECURITY OWNERSHIP OF EXECUTIVE OFFICERS,
DIRECTORS AND DIRECTOR NOMINEES

                                                              Number of Shares       Percentage
Name (1)                                                   Beneficially Owned (2)     Of Class
--------                                                   ----------------------     --------
Dr. Allen Kahn (3) ....................................          2,707,591             18.92%
Maurice E. Needham (4) ................................          1,454,551             10.26%
Robert H. Davis (5) ...................................            871,700              6.17%
Charles E. Coppa (6) ..................................            480,927              3.48%
Mark T. Maust (7) .....................................            342,236              2.47%
Lew F. Boyd (8) .......................................            309,088              2.24%

All officers and directors as a group (6 persons) .....          6,166,093             39.32%

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                                                              Number of Shares      Percentage of
                                                             Beneficially Owned         Class
                                                             ------------------         -----
Richard A. Ledet (9) ..................................          1,069,925              7.82%
United Waste Service Inc. (10) ........................            320,000               100%

(1) Unless otherwise specified, each person's address is care of GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

(2) Pursuant to the rules of the Securities and Exchange Commission, shares of Common Stock that an individual or group has a right to acquire within 60 days of the date of this table pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(3) Includes 131,000 shares of Common Stock issuable pursuant to immediately exercisable stock options and warrants. Also includes 500,000 shares of common stock issuable pursuant to immediately exercisable convertible notes payable.

(4) Includes 503,300 shares of Common Stock issuable pursuant to immediately exercisable stock options and 59,556 shares of Common Stock owned by Mr. Needham's wife.

(5) Includes 458,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(6) Includes 150,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(7) Includes 151,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(8) Includes 112,000 shares of Common Stock issuable pursuant to immediately exercisable stock options.

(9)   Mr. Ledet's address is 2960 NE Broadway, Des Moines, IA 50317.

(10) Represents shares of Class B Convertible Preferred Stock that are convertible into shares of Common Stock any time commencing February 3, 2002. The conversion price of the Class B Convertible Preferred Stock in effect at any time shall be determined by dividing the Issuance Price by the Average Closing Bid Price. The terms are defined in the Asset Purchase Agreement between United Waste Service, Inc. and GreenMan dated as of September 8, 1998 (filed with the Securities and Exchange Commission as an exhibit to GreenMan's Current Report on Form 8-K on October 9, 1998 and subsequently amended in September 2000. United Waste Service, Inc.'s address is c/o Republic Services, Inc., 110 S.E. 6th Street, Suite 2800, Ft. Lauderdale, FL 33301.

                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

      Under authority granted by GreenMan's By-Laws, on November 7, 2001, the Board of Directors decreased the number of directors comprising the full Board from five to four, all of whom are elected at the annual meeting of stockholders. Pursuant to Proposal No. 1, the four nominees listed below will be nominated to serve until the next Annual Meeting of Stockholders and until their successors are elected. Officers are elected by and serve at the discretion of the Board of Directors, subject to their employment contracts.

      Shares represented by all proxies received by the Board of Directors and not so marked to withhold authority to vote for any individual nominee will be voted (unless one or more nominees are unable or unwilling to serve) FOR the election of all nominees. The Board of Directors knows of no reason why any such nominees should be unable or unwilling to serve, but if such should be the case, proxies may be voted for the election of some other person or for fixing the number of directors at a lesser number.

The following information is set forth with respect to each nominee for election as a director.

Nominee's Name                Position(s) Held             Year Term Will Expire
--------------                ----------------             ---------------------

Maurice E. Needham.........   Chairman of the Board        2003
Robert H. Davis............   Chief Executive Officer,     2003
                              President and Director
Lew F. Boyd................   Director                     2003
Allen Kahn, M.D............   Director                     2003

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES LISTED ABOVE

OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth all of the candidates for election of directors at the Meeting, and the executive officers of GreenMan, their ages, and the positions currently held by each such person with GreenMan.

Name                              Age             Position
----                              ---             --------
Maurice E. Needham (1)........    61     Chairman of the Board of Directors
Robert H. Davis ..............    59     Chief Executive Officer, President, and
                                         Director
Charles E. Coppa .............    38     Chief Financial Officer, Treasurer, and
                                         Secretary
Mark T. Maust ................    43     Vice President of Operations
Lew F. Boyd (1) (2) ..........    56     Director
Allen Kahn, M.D. (2)..........    80     Director

----------------------------
(1)   Member of the Compensation Committee
(2)   Member of Audit Committee

      MAURICE E. NEEDHAM has been Chairman since June 1993. From June 1993 to July 1997, Mr. Needham also served as Chief Executive Officer. He has also served as a Director of Comtel Holdings, an electronics contract manufacturer since April 1999. He previously served as Chairman of Dynaco Corporation, a manufacturer of electronic components which he founded in 1987. Prior to 1987, Mr. Needham spent 17 years at Hadco Corporation, a manufacturer of electronic components, where he served as President, Chief Operating Officer and Director.

      ROBERT H. DAVIS has been Chief Executive Officer and a Director since July 1997. Prior to joining GreenMan, Mr. Davis served as Vice President of Recycling for Browning-Ferris Industries, Inc. of Houston, Texas ("BFI") since 1990. As an early leader of BFI's recycling division, Mr. Davis grew that operation from startup to $650 million per year in profitable revenues. A 30-year veteran of the recycling industry, Mr. Davis has also held executive positions with Fibres International, Garden State Paper, and SCS Engineers, Inc. Mr. Davis currently serves as a Director of Waste Connections, Inc., a publicly traded waste hauling and disposal company.

      CHARLES E. COPPA has served as Chief Financial Officer, Treasurer and Secretary since March 1998. From October 1995 to March 1998, he served as Corporate Controller. Mr. Coppa was Chief Financial Officer and Treasurer of Food Integrated Technologies of Brookline, MA, a publicly-traded development stage company from July 1994 to October 1995. Prior to that, Mr. Coppa served as Corporate Controller for Boston Pacific Medical, a manufacturer and distributor of disposable medical products and Corporate Controller for Avatar Technologies, a computer networking company.

      MARK T. MAUST has been Vice President of Operations since July 2000 and Vice President of GreenMan Technologies of Minnesota, Inc. since July 1997. Prior to joining GreenMan, Mr. Maust served as Vice President for BFI Tire Recyclers of Minnesota, Inc. from July 1991 to June 1997. Mr. Maust was Vice President of Maust Tire Recycling from 1988 to 1991, when the business was sold to BFI and he joined BFI as a Vice President.

      LEW F. BOYD has been a Director since August 1994. Mr. Boyd is the founder and since 1985 has been the Chief Executive Officer of Coastal International, Inc., an international business development and executive search firm, specializing in the energy and environmental sectors. Previously, Mr. Boyd had been Vice President/ General Manager of the Renewable Energy Division of Butler Manufacturing Corporation and had served in academic administration at Harvard University and Massachusetts Institute of Technology.

      ALLEN KAHN, M.D. operates a private medical practice in Chicago, Illinois, which he founded in 1953. Dr. Kahn has been actively involved as an investor in "concept companies" since 1960. From 1965 through 1995 Dr. Kahn served as a member of the Board of Directors of Nease Chemical Company (currently German Chemical Company), Hollymatic Corporation and Pay Fone Systems (currently Pay Chex, Inc.). Dr. Kahn currently serves as a director of InfraCor, Inc., a technology-based construction firm focusing on the installation and rehabilitation of subsurface pipelines using trench-less technologies.

Board Meetings

      The Board of Directors met four times during the fiscal year ended September 30, 2001. None of the directors attended fewer than 75% of the meetings held during the period. There were no actions taken by unanimous consent in lieu of a meeting during the fiscal year ended September 30, 2001.

Committees of the Board of Directors

      The Board of Directors has established an Audit Committee and a Compensation Committee.

      1. Audit Committee: The Audit Committee of the Board of Directors acts to: (i) acquire a complete understanding of GreenMan's audit functions; (ii) review with management the finances, financial condition and interim financial statements of GreenMan; (iii) review with the independent accountants the year-end financial statements; and (iv) review implementation with the independent accountants and management any action recommended by the independent accountants. The Audit Committee met four times during the fiscal year ended September 30, 2001.

            The Audit Committee adopted a written charter governing its actions on June 1, 2000. The two members of the Audit Committee are "independent" within the definition of that term as provided by Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers.

            Report of the Audit Committee

                  The Audit Committee has reviewed and discussed GreenMan's
            audited consolidated balance sheets, statement of operations, cash flows and stockholders' equity for the fiscal years ended September 30, 2001 and 2000 with GreenMan's management. The Audit Committee has discussed with Wolf & Company, P.C., GreenMan's independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61.

                  The Audit Committee has also received and reviewed written disclosures and the letter from Wolf & Company, P.C. required by Independent Standards Board No. 1 and has discussed with Wolf & Company, P.C. their independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in GreenMan's Annual Report on Form 10-KSB for the fiscal year ended September 30, 2001 for filing with the Securities and Exchange Commission.

                                 AUDIT COMMITTEE

                                 Lew Boyd     Dr. Allen Kahn

      2. Compensation Committee: The Compensation Committee of the Board of Directors sets the compensation of the Chief Executive Officer and reviews and approves the compensation arrangements for all other officers of GreenMan. The Compensation Committee, which consists of Mr. Needham and Mr. Boyd, met four times during the fiscal year ended September 30, 2001.

                COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Executive Compensation

      The following table summarizes the compensation paid or accrued for services rendered during the fiscal years ended September 30, 2001, 2000 and 1999, to the Chief Executive Officer, the Vice President of Operations and the Chief Financial Officer. GreenMan did not grant any restricted stock awards or stock appreciation rights or make any long-term plan pay-outs during the periods indicated.

                           SUMMARY COMPENSATION TABLE

                                                           Annual Compensation
                                               -------------------------------------------
                                                                                              Long-Term
                                                                                              Compensation
                                                                                              Securities
                                                                          Other Annual        Underlying      All Other
Name and Principal Position    Fiscal Year      Salary          Bonus     Compensation (1)    Options (2)     Compensation (3)
---------------------------    -----------     --------        -------    ----------------    -----------     ----------------
Robert H. Davis .............      2001        $230,000        $44,000        $15,586            25,000            $5,813
Chief Executive Officer            2000 (4)     230,000             --         14,292           125,000                --
                                   1999         265,000             --         12,636           475,000                --

Mark T. Maust ...............      2001        $140,000        $70,000        $17,074            25,000            $5,813
Vice President                     2000 (5)     132,500         53,333         18,664           200,000                --
                                   1999         112,500         50,000         18,091            10,000                --

Charles E. Coppa ............      2001        $130,000        $20,000        $ 7,200            50,000            $5,813
Chief Financial Officer            2000 (6)     125,000             --          7,200           100,000                --
                                   1999         102,500             --          7,200           100,000                --

(1) Represents payments made to or on behalf of Messrs. Davis, Maust and Coppa for health insurance and auto allowances.

(2) The fiscal 2001 grants represent options granted in January 2001 for Mr. Davis, Mr. Maust and Mr. Coppa. The fiscal 2000 grants represent options granted in February 2000 for Mr. Davis and Mr. Coppa and options granted in January 2000 to Mr. Maust.

(3) Represents the value assigned to 19,375 shares of unregistered GreenMan Common Stock granted to each of Messrs. Davis, Maust and Coppa for prior services rendered.

(4) Based upon GreenMan's performance, Mr. Davis deferred payment of $46,000 of accrued compensation due him and invested an additional $49,000 (net of taxes) of compensation due him into GreenMan Common Stock during the year ended September 30, 2000.

(5) Based upon GreenMan's performance, Mr. Maust deferred payment of $46,000 of accrued compensation due him and invested an additional $25,000 (net of taxes) of compensation due him into unregistered GreenMan Common Stock during the year ended September 30, 2000.

(6) Based upon GreenMan's performance, Mr. Coppa deferred payment of $29,000 of accrued compensation due him and invested an additional $29,000 (net of taxes) due him into unregistered GreenMan Common Stock during the year ended September 30, 2000.

Options/SAR Grants Table

      The following table sets forth each grant of stock options made during the year ended September 30, 2001 held by the executives named in the Summary Compensation Table above.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     % of Total
                                 Number of           Options                        Market Price
                                 Securities          Granted to       Exercise      On Date
                                 Underlying          Employees in     Price         of Grant         Expiration
Name                             Options Granted     Fiscal Year      Per Share     Per Share        Date
----                             ---------------     -----------      ---------     ---------        ----
Robert H. Davis ............     25,000 (1)          12.5%            $.40          $.40             01/12/11
Mark T. Maust ..............     25,000 (1)          12.5%            $.40          $.40             01/12/11
Charles E. Coppa ...........     50,000 (1)          25.0%            $.40          $.40             01/12/11

----------
(1)   Vests equally over a five-year period.

      The following table sets forth information concerning the value of unexercised options as of September 30, 2001 held by the executives named in the Summary Compensation Table above.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                      AND FISCAL YEAR END OPTION VALUES(1)

                                                                             Value of Unexercised
                                       Number of Unexercised                 In-the-Money Options
                                  Options at September 30, 2000 (1)       at September 30, 2000 (2)
                                  ---------------------------------    -------------------------------
Name                               Exercisable      Unexercisable      Exercisable       Unexercisable
----                               -----------      -------------      -----------       -------------
Robert H. Davis ............         547,000           493,000            $8,070            $27,730
Mark T. Maust ..............         116,000           209,000            $7,480            $33,470
Charles E. Coppa ...........         164,000           216,000            $8,400            $32,600

---------
(1) There were no options exercised by any of the executive officers named in the Summary Compensation Table during the fiscal year ended September 30, 2001. The options granted to the executive officers became exercisable commencing July 17, 1998 in the case of Mr. Davis, December 30, 1997 in the case of Mr. Maust and March 23, 1999 in the case of Mr. Coppa at an annual rate of 20% per year. The options granted to Mr. Davis pursuant to his April 1999 employment agreement vest over a seven-year period.

(2) Assumes that the value of shares of Common Stock is equal to $.65 per share, which was the closing bid price as listed by OTC Bulletin Board on September 28, 2001.

Employment Agreements

      In July 1997, GreenMan entered into a five-year employment agreement with Mr. Needham pursuant to which Mr. Needham receives a minimum salary of $90,000 per annum. Any increases or bonuses are made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of six months' salary as a severance payment for termination without cause.

      In April 1999, GreenMan entered into a three year employment agreement with Mr. Davis pursuant to which Mr. Davis receives a minimum salary of $230,000 per annum, with an additional $50,000 of deferred compensation in the first year. The agreement automatically renews for an additional three years upon each anniversary, unless notice of non-renewal is given by either party. Any increases are made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement also provides for Mr. Davis to receive incentive compensation based on the following formula:

Consolidated Net Income           Incentive           Cumulative
  Before Income Taxes         Compensation Rate         Maximum
  -------------------         -----------------         -------
     $0 - $1,000,000                 5%                $ 50,000
$1,000,001 - $2,000,000              7.5%               125,000
      $2,000,001+                    2.5%               125,000+

      The agreement provides for payment of twelve months' salary as a severance payment for termination without cause.

      In June 1999, GreenMan entered into a two year employment agreement with Mr. Coppa pursuant to which Mr. Coppa receives a minimum salary of $120,000 per annum. The agreement automatically renews for an additional two years upon each anniversary, unless notice of non-renewal is given by either party. Any increases or bonuses are made at the discretion of the Board of Directors upon the recommendation of the Compensation Committee. The agreement provides for payment of twelve months' salary as a severance payment for termination without cause.

Stock Option Plan

      GreenMan's 1993 Stock Option Plan (the "1993 Plan") was established to provide incentives to employees, officers, directors and consultants by providing for grants of options to such persons to purchase shares of Common Stock. On March 29, 2001, GreenMan's stockholders approved an increase to the number of shares authorized under the 1993 Plan to 3,000,000 shares.

      Options granted under the 1993 Plan may be either options intended to qualify as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended, or non-qualified stock options. Incentive stock options may be granted under the 1993 Plan to employees, including officers and directors who are employees. Non-qualified options may be granted to employees, directors and consultants of GreenMan.

      The 1993 Plan is administered by the Board of Directors who has the authority to determine;

      o     the persons to whom options will be granted;

      o     the number of shares to be covered by each option;

      o whether the options granted are intended to be incentive stock options;

      o     the manner of exercise; and

      o     the time, manner and form of payment upon exercise of an option.

      Incentive stock options granted under the 1993 Plan may not be granted at a price less than the fair market value of the Common Stock on the date of grant (or less than 110% of fair market value in the case of persons holding 10% or more of the voting stock of GreenMan). Non-qualified stock options may be granted at an exercise price established by the Board of Directors that may not be less than 85% of fair market value of the shares on the date of grant. Incentive stock options granted under the 1993 Plan must expire no more than ten years from the date of grant (and no more than five years from the date of grant in the case of incentive stock options granted to an employee holding 10% or more of the voting stock of GreenMan).

      As of September 30, 2001, there were 1,959,000 options granted and outstanding under the 1993 Stock Option Plan of which 813,600 options were exercisable at prices ranging from $0.38 to $4.70.

Non-Employee Director Stock Option Plan

      On January 24, 1996, the Board of Directors adopted the 1996 Non-Employee Director Stock Option Plan (the "Non-Employee Director Plan") and the stockholders approved it on June 7, 1996. The purpose of the Non-Employee Director Plan is to promote the interests of GreenMan by providing an inducement to obtain and retain the services of qualified persons who are not officers or employees to serve as members of the Board of Directors. The Board of Directors has reserved 60,000 shares of Common Stock for issuance under Non-Employee Director Plan and as of September 30, 2001, options to purchase 16,000 shares of Common Stock have been granted.

      Each person who was a member of the Board of Directors on January 24, 1996, and was not an officer or employee, was automatically granted an option to purchase 2,000 shares of Common Stock. In addition, after an individual's initial election to the Board of Directors, any director who is not an officer or employee and who continues to serve as a director will automatically be granted on the date of the Annual Meeting of Stockholders an additional option to purchase 2,000 shares of Common Stock. The exercise price per share of options granted under the Non-Employee Director Plan is 100% of the fair-market value of the Common Stock on the business day immediately prior to the date of the grant. Each option is immediately exercisable for a period of ten years from the date of the grant.

Employee Benefit Plan

      Effective August 1999, GreenMan implemented a Section 401(k) plan for all eligible employees. Employees are permitted to make elective deferrals of up to 15% of employee compensation and employee contributions to the 401(k) plan are fully vested at all times. GreenMan may make discretionary contributions to the 401(k) plan which become vested over a period of five years. GreenMan made no discretionary contributions to the 401(k) plan during the fiscal year ended September 30, 2001.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING REQUIREMENTS

      Section 16(a) of the Exchange Act requires GreenMan's directors and officers, and persons who own more than 10% of a registered class of GreenMan's equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (the "SEC"). Such persons are required by SEC regulations to furnish GreenMan with copies of all
Section 16(a) forms they file.

      Based solely on the management's review of the copies of such forms received by it or written representations from certain reporting persons, management believes that all of the filing requirements applicable to its directors, executive officers and greater-than-10% beneficial owners have been met.

                                 PROPOSAL NO. 2
                      RATIFICATION OF SELECTION OF AUDITORS

      The Board of Directors has selected the firm of Wolf & Company, P.C., independent certified public accountants, to serve as auditors for the fiscal year ending September 30, 2002. Wolf & Company, P.C. has acted as GreenMan's independent auditor since GreenMan's inception. Stockholder ratification of GreenMan's independent auditors is not required under Delaware law or under the Company's certificate of incorporation or By-Laws. If the stockholders do not ratify the selection of Wolf & Company, P.C. as GreenMan's independent auditors for the fiscal year ending September 30, 2002, GreenMan's Board of Directors will evaluate what would be in the best interests of the Company and its stockholders and consider whether to select new independent auditors for the current fiscal year or whether to wait until the completion of the audit for the current fiscal year before changing independent auditors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF ITS SELECTION OF WOLF & COMPANY, P.C. AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING SEPTEMBER 30, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

      In addition to audit services, Wolf & Company, P.C. also provided certain non-audit services to GreenMan during the fiscal year ended September 30, 2001. The Audit Committee has considered whether the provision of these additional services is compatible with maintaining the independence of Wolf & Company, P.C. The following table sets forth the fees incurred by GreenMan for the services of Wolf & Company, P.C. during the fiscal year:

--------------------------------------------------------------------------------
                              Financial Information
                               Systems Design and
          Audit Fees           Implementation Fees         All Other Fees
--------------------------------------------------------------------------------

           $54,000                    None                     $23,500
--------------------------------------------------------------------------------

      It is expected that a member of the firm will be present at the Meeting with the opportunity to make a statement if so desired and will be available to respond to appropriate questions.

                          TRANSACTION OF OTHER BUSINESS

      The Board of Directors of GreenMan knows of no other matters which may be brought before the Meeting. If any other matters properly come before the Meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of Proxy to vote the Proxy on such matters in accordance with their best judgment.

                            ADVANCE NOTICE PROCEDURES

      Under GreenMan's By-laws, nominations for a director may be made only by the Board of Directors, a committee appointed by the Board of Directors, or by a stockholder of record entitled to vote on the election of directors, who is also a stockholder at the record date of the meeting and also on the date of the meeting at which directors are to be elected, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) if the meeting is called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      The By-laws also provide that no business may be brought before an annual meeting of stockholders except as specified in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Board of Directors, the presiding officer or by a stockholder who shall have been a stockholder of record on the record date for such meeting and who shall continue to be entitled to vote thereafter, who has delivered notice to the principal executive offices of GreenMan (containing certain information specified in the By-laws) (i) not fewer than 60 days nor more than 90 days prior to the anniversary date of the preceding year's annual meeting, or (ii) for a special meeting or an annual meeting called for a date not within thirty days before or after such anniversary date, not later than the close of business on the 10th day following the date notice of such meeting is mailed or made public, whichever is earlier.

      These requirements are separate and apart from and in addition to the requirements that a stockholder must meet in order to have a stockholder proposal included in GreenMan's Proxy Statement under Rule 14a-8 of the Exchange Act. A copy of the full text of the By-law provisions discussed above may be obtained by writing to the Corporate Secretary, GreenMan Technologies, Inc., 7 Kimball Lane, Building A, Lynnfield, MA 01940.

                              STOCKHOLDER PROPOSALS

      Proposals of stockholders intended for inclusion in the proxy statement to be mailed to all stockholders entitled to vote at the next annual meeting of stockholders of GreenMan must be received at GreenMan's principal executive offices not later than September 28, 2002. In order to curtail controversy as to the date on which a proposal was received by GreenMan, it is suggested that proponents submit their proposals by Certified Mail Return Receipt Requested.

EXPENSES AND SOLICITATION

      The cost of solicitation by proxies will be borne by GreenMan, in addition to directly soliciting stockholders by mail, GreenMan may request banks and brokers to solicit their customers who have stock of GreenMan registered in the name of the nominee and, if so, will reimburse such banks and brokers for their reasonable out-of-pocket costs. Solicitation by officers and employees of GreenMan may be made of some stockholders in person or by mail or telephone.